Exhibit n.

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 28, 2020, with respect to the financial statements and financial highlights of Nuveen AMT-Free Municipal Credit Income Fund, as of October 31, 2020, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, filed on Form N-2.

/s/ KPMG LLP

Chicago, Illinois

November 18, 2021